UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 09, 2018

RIOT BLOCKCHAIN, INC.

(Exact name of registrant as specified in charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

202 6th Street, Suite 401
Castle Rock, CO 80104
 (Address of Principal Executive Offices) (Zip Code)

(303) 794-2000
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 09, 2018, the Company entered into a commercial lease agreement (the "Lease") with W-Crocker Fin Place Owner VII, LLC, a Delaware limited liability company (the "Landlord"), pursuant to which the Company shall lease approximately 1,694 rentable square feet of office and common area space in Fort Lauderdale, Florida from the Landlord. Pursuant to the terms of the Lease, the initial term shall be for thirty-nine (39) months (the "Lease Term") expiring on August 09, 2021, with one, five-year option to renew. The initial base rent shall be $4,658.50 per month ($2.75 per sq. ft.) for the first year of the Lease Term and shall escalate at the rate of 3.0% per annum thereafter.

 The foregoing description of the Lease Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the completed text of the Lease Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial statements and Exhibits

(d)

Exhibit Number	Description
10.1	Lease Agreement, by and between W-Crocker Fin Place Owner VII, LLC and Riot Blockchain, Inc., dated April 09, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2018

RIOT BLOCKCHAIN, INC.

By:	/s/ John O'Rourke
John O'Rourke
Chief Executive Officer